Exhibit 99.3

                            JOINT FILERS' SIGNATURES




/s/ Scott A. Arenare                                                    06/27/07
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Warburg Pincus & Co., by Scott A. Arenare (Partner)
**Signature of Reporting Person                                         Date



/s/ Scott A. Arenare                                                    06/27/07
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Warburg Pincus LLC, by Scott A. Arenare (Managing Director)
**Signature of Reporting Person                                         Date



/s/ Scott A. Arenare                                                    06/27/07
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Warburg Pincus Partners LLC, by Warburg Pincus & Co.
(Managing Member), by Scott A. Arenare (Partner)
   **Signature of Reporting Person                                      Date



/s/ Scott A. Arenare                                                    06/27/07
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Charles R. Kaye, by Scott A. Arenare (attorney-in-fact)
**Signature of Reporting Person                                         Date



/s/ Scott A. Arenare                                                    06/27/07
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Joseph P. Landy, by Scott A. Arenare (attorney-in-fact)
**Signature of Reporting Person                                         Date